Item 30. Exhibit (h) i. v. ii.

AMENDMENT NO. 2

TO

FUND PARTICIPATION AGREEMENT

AMONG

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

C.M. LIFE INSURANCE COMPANY

MML BAY STATE LIFE INSURANCE COMPANY

LEGG MASON PARTNERS VARIABLE EQUITY TRUST,

LEGG MASON PARTNERS VARIABLE INCOME TRUST,

FRANKLIN DISTRIBUTORS, LLC,

LEGG MASON PARTNERS FUND ADVISOR, LLC

THIS AMENDMENT, made and entered into as of the 25th day of July, 2023, amends the Fund Participation Agreement entered into as of the 2nd day of December, 2020, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (“MassMutual”), C.M. LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Connecticut (“C.M. Life”), MML BAY STATE LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Connecticut (“MML Bay State” and together with MassMutual and C.M. Life, the “Company”); LEGG MASON PARTNERS VARIABLE EQUITY TRUST, a Maryland corporation and LEGG MASON PARTNERS VARIABLE INCOME TRUST, a Maryland corporation (each a “Fund”, collectively the “Funds”), FRANKLIN DISTRIBUTORS, LLC (formerly LEGG MASON INVESTOR SERVICES, LLC), a Maryland limited liability company (the “Distributor” or “FDLLC”), and LEGG MASON PARTNERS FUND ADVISOR, LLC, a Maryland limited liability company (the “Adviser”).

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
2.	Except as expressly provided in this amendment, all other terms and provisions of the Agreement shall remain in full force and effect.
3.	Terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		C.M. LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn	By:	/s/ Michael S. Dunn
Print Name:	Michael S. Dunn	Print Name:	Michael S. Dunn
Title:	Head of Institutional Insurance	Title:	Vice President

MML BAY STATE LIFE INSURANCE COMPANY

		By:	/s/ Michael S. Dunn
		Print Name:	Michael S. Dunn
		Title:	Vice President

LEGG MASON PARTNERS VARIABLE INCOME TRUST		LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:	/s/ Jane Trust	By:	/s/ Jane Trust
Print Name:	Jane Trust	Print Name:	Jane Trust
Title:	President & CEO	Title:	President & CEO

LEGG MASON PARTNERS FUND ADVISOR, LLC		FRANKLIN DISTRIBUTORS, LLC

By:	/s/ Jane Trust	By:	/s/ Jeff.Masom
Print Name:	Jane Trust	Print Name:	Jeff.Masom
Title:	President & CEO	Title:	President

SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, and MML Bay State Life Insurance Company participating in Portfolios of the Fund:

•	Massachusetts Mutual Variable Life Separate Account IX
•	Massachusetts Mutual Variable Life Separate Account X
•	Massachusetts Mutual Variable Life Separate Account III
•	Massachusetts Mutual Variable Life Separate Account VII

•	C.M. Life Variable Life Separate Account I

•	MML Bay State Variable Life Separate Account II
•	MML Bay State Variable Life Separate Account III
•	MML Bay State Variable Life Separate Account IV
•	MML Bay State Variable Life Separate Account V